            As filed with the Securities and Exchange Commission on July 8, 2003
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                  PC-TEL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------


           DELAWARE                         8725 W. HIGGINS ROAD                  77-0364943
(STATE OR OTHER JURISDICTION OF           CHICAGO, ILLINOIS 60631              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  IDENTIFICATION NUMBER)

                             ----------------------
                            1998 DIRECTOR OPTION PLAN
                             ----------------------
                                  MARTIN SINGER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                   PCTEL, INC.
                              8725 W. HIGGINS ROAD
                                CHICAGO, IL 60631
                                 (773) 243-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                             PROPOSED          PROPOSED
                      TITLE OF                                 MAXIMUM        MAXIMUM           MAXIMUM
                     SECURITIES                                AMOUNT        OFFERING          AGGREGATE         AMOUNT OF
                        TO BE                                   TO BE        PRICE PER         OFFERING         REGISTRATION
                     REGISTERED                               REGISTERED       SHARE             PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1998 Director Option Plan...          200,000      $11.38(1)       $2,276,000.00        $184.13
------------------------------------------------------------------------------------------------------------------------------

(1) The exercise price of $11.38 per share is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of PCTEL, Inc. Common Stock as reported by the Nasdaq National Market on July 3, 2003.

         With respect to the Shares hereby registered under the 1998 Director Option Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 7, 2000 (File No. 333-34910), referred to as the "Prior Form S-8", is incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8.

         The Company is registering 200,000 shares of its Common Stock under this Registration Statement, of which 200,000 shares are reserved for issuance under the Company's 1998 Director Option Plan. Under the Prior Form S-8, the Company previously registered 200,000 shares of its Common Stock for issuance under the 1998 Director Option Plan.

                                   * * * * * *

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

                 Exhibit No.   Description

                     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                     10.4 1998 Director Option Plan (as amended and restated through June 3, 2003) and forms of agreements thereunder

                     23.1      Consent of PricewaterhouseCoopers LLP

                     23.2 Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

                     24.1      Power of Attorney (See page (II-3))

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 8th day of July, 2003.



                                  PCTEL, INC.

                                  By:  /s/ MARTIN H. SINGER
                                       -----------------------------------------
                                       Martin H. Singer
                                       Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                         TITLE                                  DATE

  /s/ MARTIN H. SINGER                        Chairman of the Board, Chief Executive Officer    July 8, 2003
---------------------------                   (Principal Executive Officer) and Director
      Martin H. Singer

  /s/ JOHN SCHOEN                             Chief Operating Officer and Chief Financial       July 8, 2003
---------------------------                   Officer (Principal Financial and Accounting
      John Schoen                             Officer)

  /s/ RICHARD C. ALBERDING                    Director                                          July 8, 2003
---------------------------
      Richard C. Alberding

  /s/ RICHARD GITLIN                          Director                                          July 8, 2003
---------------------------
      Richard Gitlin

  /s/ GIACOMO MARINI                          Director                                          July 8, 2003
---------------------------
      Giacomo Marini

  /s/ BRIAN JACKMAN                           Director                                          July 8, 2003
---------------------------
      Brian Jackman

  /s/ CARL A. THOMSEN                         Director                                          July 8, 2003
---------------------------
      Carl A. Thomsen

  /s/ JOHN SHEEHAN                            Director                                          July 8, 2003
---------------------------
      John Sheehan